As filed with the Securities and Exchange Commission on March 2, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IBEX LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Crawford House, 50 Cedar Avenue Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

IBEX LIMITED AMENDED 2020 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Robert Dechant, Chief Executive Officer IBEX Limited 1717 Pennsylvania Avenue NW, Suite 825 Washington, DC 20006 (202) 580-6200	Christopher C. Paci, Esq. Stephen P. Alicanti, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020 (212) 335-4500
(Name, address, telephone number, including area code, of agent for service)	(Copy to)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐	Emerging growth company ☑

     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) relates to the registration of an additional 700,000 shares (the “Shares”) of the common stock, par value $0.000111650536 per share, of IBEX Limited (the “Registrant”). The Shares are securities of the same class and relate to the same employee benefit plan, the IBEX Limited Amended 2020 Long-Term Incentive Plan, which was amended and restated effective as of January 14, 2022, as those registered pursuant to the Registrant’s registration statement on Form S-8 (File No. 333-242044), previously filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 7, 2020 (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the new information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)            The Registrant’s Annual Report on Form 20-F (File No. 001-38442), for the fiscal year ended June 30, 2021, filed with the Commission on October 14, 2021.

(2)           The Reports of Foreign Private Issuer on Form 6-K furnished to the Commission on October 29, 2021, December 13, 2021 (excluding Exhibit 99.1 thereto) and February 23, 2022, and the unaudited consolidated statements of financial position, unaudited consolidated statements of profit or loss and other comprehensive income / (loss), unaudited consolidated statements of cash flows, and reconciliations of IFRS financial measures to non-GAAP financial measures contained in the press releases attached as Exhibit 99.1 to the Reports of Foreign Private Issuer on Form 6-K furnished to the Commission on November 22, 2021 and February 16, 2022.

(3)            Any subsequent Reports of Foreign Private Issuer on Form 6-K furnished to the Commission subsequent to the effective date of this Registration Statement and prior to the time that all of the securities offered by this Registration Statement have been sold or de-registered, in each case, that the Registrant identifies in such Reports as being incorporated by reference into this Registration Statement.

(4)            The description of the Registrant’s common shares contained in the Registration Statement on Form 8-A (File No. 001-38442), filed with the Commission on August 4, 2020, and any amendment filed for the purpose of updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Memorandum of Association (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 (File No. 333-239821) as filed with the Commission on July 29, 2020).

4.2	Bye-Laws (incorporated by reference to Exhibit 1.2 to the Annual Report on Form 20-F (File No. 001-38442) as filed with the Commission on October 23, 2020).

5.1	Opinion of ASW Law Limited.

23.1	Consent of BDO LLP, independent registered public accounting firm.

23.2	Consent of ASW Law Limited (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	IBEX Limited Amended 2020 Long-Term Incentive Plan.

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on March 2, 2022.

IBEX LIMITED

By:	/s/ Robert Dechant

Name:	Robert Dechant

Title:	Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of IBEX Limited hereby appoint Robert Dechant and Karl Gabel as the true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Robert Dechant	Chief Executive Officer (Principal Executive Officer)	March 2, 2022
Robert Dechant

/s/ Karl Gabel	Chief Financial Officer (Principal Financial and Accounting Officer)	March 2, 2022
Karl Gabel

/s/ Mohammed Khaishgi	Chairman	March 2, 2022
Mohammed Khaishgi

/s/ Daniella Ballou-Aares	Director	March 2, 2022
Daniella Ballou-Aares

/s/ John Jones	Director	March 2, 2022
John Jones

/s/ Shuja Keen	Director	March 2, 2022
Shuja Keen

/s/ John Leone	Director	March 2, 2022
John Leone

/s/ Fiona Beck	Director	March 2, 2022
Fiona Beck

/s/ Gerard Kleisterlee	Director	March 2, 2022
Gerard Kleisterlee

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement in the City of Washington, District of Columbia, on March 2, 2022.

By:	/s/ Robert Dechant

Name:	Robert Dechant

Title:	Chief Executive Officer